                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     We hereby consent to the incorporation by reference in this Form S-8 of Zydeco Energy, Inc. to the reference to our firm in the current report of Form 10-K for the year ended December 31, 1996, for Zydeco Energy, Inc. under the headings "Oil and Gas Reserves" and "Supplemental Information on Oil and Gas Producing Activities".

                                /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS

                                RYDER SCOTT COMPANY PETROLEUM ENGINEERS



     Houston, Texas
     May 19, 1997




                                     II-6